Exhibit 99.1

NEWS RELEASE

For Immediate Release                   Contact:      William W. Sherertz
                                                      President and
                                                      Chief Executive Officer

                                      Telephone:      (503) 220-0988

                         BARRETT BUSINESS SERVICES, INC.
               ANNOUNCES SECOND QUARTER 2004 OPERATING RESULTS AND
                           FINANCIAL GUIDANCE FOR 3Q04

      PORTLAND, OREGON, July 28, 2004 - Barrett Business Services, Inc. (Nasdaq:
BBSI) reported today net income of $1,840,000 for the second quarter ended June 30, 2004, an improvement of $1,673,000 over net income of $167,000 for the second quarter of 2003. Diluted earnings per share for the 2004 second quarter was $.30, as compared to diluted earnings per share of $.03 for the same quarter a year ago.

      Net revenues for the second quarter ended June 30, 2004 totaled $47.7 million, an increase of approximately $19.8 million or 71% over the $27.9 million for the same quarter in 2003.


                                                   (Unaudited)            (Unaudited)
                                               Second Quarter Ended      Six Months Ended
                                                    June 30,                June 30,
                                               -------------------     -------------------
          Results of Operations                  2004        2003        2004        2003
-------------------------------------------    -------     -------     -------     -------
  (in thousands, except per share amounts)
Revenues:
  Staffing services                            $30,470     $23,046     $55,524     $43,156
  Professional employer service fees            17,234       4,856      32,790       8,143
                                               -------     -------     -------     -------
    Total revenues                              47,704      27,902      88,314      51,299
                                               -------     -------     -------     -------
Cost of revenues:
  Direct payroll costs                          22,551      17,079      40,871      31,877
  Payroll taxes and benefits                    10,649       4,385      22,180       8,190
  Workers' compensation                          5,644       1,982       9,680       3,407
                                               -------     -------     -------     -------
    Total cost of revenues                      38,844      23,446      72,731      43,474
                                               -------     -------     -------     -------
Gross margin                                     8,860       4,456      15,583       7,825
Selling, general and administrative expenses     5,701       3,869      11,233       7,465
Depreciation and amortization                      253         271         495         551
                                               -------     -------     -------     -------
Income (loss) from operations                    2,906         316       3,855        (191)
Other income (expense), net                         38         (68)         59         (74)
                                               -------     -------     -------     -------
Income (loss) before taxes                       2,944         248       3,914        (265)
Provision for (benefit from) income taxes        1,104          81       1,468         (89)
                                               -------     -------     -------     -------
Net income (loss)                              $ 1,840     $   167     $ 2,446     $  (176)
                                               =======     =======     =======     =======
Basic earnings (loss) per share                $   .32     $   .03     $   .43     $  (.03)
                                               =======     =======     =======     =======
Weighted average basic shares outstanding        5,716       5,708       5,710       5,728
                                               =======     =======     =======     =======
Diluted earnings (loss) per share              $   .30     $   .03     $   .40     $  (.03)
                                               =======     =======     =======     =======
Weighted average diluted shares outstanding      6,134       5,726       6,138       5,728
                                               =======     =======     =======     =======

      The Company changed its reporting of PEO revenues from a gross basis to a net basis in 2002. The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles ("GAAP"), is presented for comparison purposes and because management believes such information is more informative as to the

Barrett Business Services, Inc.
News Release - Second Quarter 2004
July 28, 2004


level of the Company's business activity and more useful in managing its operations.


                                              (Unaudited)                (Unaudited)
                                         Second Quarter Ended         Six Months Ended
($ in thousands)                               June 30,                  June 30,
                                         --------------------      --------------------
                                           2004        2003          2004        2003
                                         --------     -------      --------     -------
Revenues:
  Staffing services                      $ 30,470     $23,046      $ 55,524     $43,156
  Professional employer services           97,984      28,342       189,704      48,881
                                         --------     -------      --------     -------
    Total revenues                        128,454      51,388       245,228      92,037
                                         --------     -------      --------     -------

Cost of revenues:
  Direct payroll costs                    102,390      40,565       195,757      72,615
  Payroll taxes and benefits               10,648       4,385        22,179       8,190
  Workers' compensation                     6,556       1,982        11,709       3,407
                                         --------     -------      --------     -------
    Total cost of revenues                119,594      46,932       229,645      84,212
                                         --------     -------      --------     -------
Gross margin                             $  8,860     $ 4,456      $ 15,583     $ 7,825
                                         ========     =======      ========     =======

      A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the second quarters ended June 30, 2004 and 2003 (in thousands):


                         Gross Revenue                                       Net Revenue
                        Reporting Method         Reclassification          Reporting Method
                     --------------------     ----------------------    ---------------------
                       2004         2003         2004         2003        2004         2003
                     --------     -------     ---------     --------    --------      -------
Revenues:
  Staffing services  $ 30,470     $23,046     $       -     $      -    $ 30,470      $23,046
  Professional
   employer services   97,984      28,342       (80,750)     (23,486)     17,234        4,856
                     --------     -------     ---------     --------    --------      -------
    Total revenues   $128,454     $51,388     $ (80,750)    $(23,486)   $ 47,704      $27,902
                     ========     =======     =========     ========    ========      =======

Cost of revenues:    $119,594     $46,932     $ (80,750)    $(23,486)   $ 38,844      $23,446
                     ========     =======     =========     ========    ========      =======

For the six months ended June 30, 2004 and 2003 (in thousands):

                         Gross Revenue                                       Net Revenue
                       Reporting Method          Reclassification          Reporting Method
                     --------------------     ----------------------    ---------------------
                       2004         2003         2004         2003        2004         2003
                     --------     -------     ---------     --------    --------      -------
Revenues:
  Staffing services  $ 55,524     $43,156     $       -     $      -    $ 55,524      $43,156
  Professional
   employer services  189,704      48,881      (156,914)     (40,738)     32,790        8,143
                     --------     -------     ---------     --------    --------      -------
    Total revenues   $245,228     $92,037     $(156,914)    $(40,738)   $ 88,314      $51,299
                     ========     =======     =========     ========    ========      =======

Cost of revenues:    $229,645     $84,212     $(156,914)    $(40,738)   $ 72,731      $43,474
                     ========     =======     =========     ========    ========      =======

Barrett Business Services, Inc.
News Release - Second Quarter 2004
July 28, 2004

      William W. Sherertz, President and Chief Executive Officer, commented that: "We are very pleased with our continuing growth in earnings and revenues, both of which portend a strong second half of the year. During the second quarter, we achieved strong revenue growth in all of our operating regions, particularly in California, and we expect these trends to continue in the foreseeable future."

      The following summarizes the unaudited consolidated balance sheets at June 30, 2004 and December 31, 2003.

($ in thousands)                                      June 30,     December 31,
                                                        2004           2003
                                                      -------        -------
                          Assets
                          ------

Current assets:
  Cash and cash equivalents                           $ 5,374        $ 7,785
  Marketable securities                                 4,337              -
  Trade accounts receivable, net                       27,952         18,481
  Prepaid expenses and other                            1,805            958
  Deferred income taxes                                 3,057          2,196
                                                      -------        -------

     Total current assets                              42,525         29,420
Goodwill, net                                          21,738         18,749
Intangibles, net                                           35             13
Property, equipment and software, net                   4,575          3,367
Restricted marketable securities and workers'
  compensation deposits                                 1,854          1,647
Deferred income taxes                                     833          1,041
Other assets                                              412            436
                                                      -------        -------
                                                      $71,972        $54,673
                                                      =======        =======

           Liabilities and Stockholders' Equity
           ------------------------------------

Current liabilities:
  Current portion of long-term debt                   $   348        $    88
  Income taxes payable                                  1,438              -
  Accounts payable                                        470            727
  Accrued payroll, payroll taxes and related benefits  21,471         13,881
  Workers' compensation claims liabilities              6,185          3,886
  Safety incentives liabilities                         3,787          2,007
  Other accrued liabilities                             1,166            361
                                                      -------        -------
    Total current liabilities                          34,865         20,950
Long-term debt, net of current portion                  1,515            400
Customer deposits                                         514            455
Long-term workers' compensation claims liabilities      1,020          1,031
Other long-term liabilities                                 -             45
Deferred gain on sale and leaseback                     1,097          1,158
Stockholders' equity                                   32,961         30,634
                                                      -------        -------
                                                      $71,972        $54,673
                                                      =======        =======

Outlook for Third Quarter 2004
------------------------------

      The Company also disclosed today limited financial guidance with respect to its operating results for the third quarter ending September 30, 2004. The Company expects gross revenues for the third quarter to range from $135 million to $137 million and anticipates diluted earnings per share to range from $.33 to $.36 per share for the same period. A reconciliation of estimated gross revenues to estimated GAAP net revenues for the third quarter of 2004 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

      On July 29, 2004 at 9:00 a.m. Pacific Time, William W. Sherertz and Michael D. Mulholland will host an investor telephone conference call to discuss second quarter 2004 operating results. To participate in the call, dial
(877)356-3717. The call identification number is 8656923. The conference call will also be webcast live at www.barrettbusiness.com. To access the webcast, click on the Investor Relations section of the Web site and select Webcast. A replay of the call will be available beginning July 29, 2004 at 11:00 a.m. and ending August 6, 2004. To listen to the recording, dial (800)642-1687 and enter conference identification code 8656923.

      BBSI provides human resource management solutions to large and small companies throughout many regions of the United States.

      Statements in this release about future events or performance, including earnings expectations for the third quarter of 2004, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, future workers' compensation claims experience, the effect of changes in the workers' compensation regulatory environment in one or more of our primary markets, collectibility of accounts receivable, and availability of funding for working capital purposes, among others. Other important factors that may affect the Company's future prospects are described in the Company's 2003 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

                                      #####